Exhibit 99

Puerto Rico Contact:
Marilyn Santiago-Colón,
Oriental Financial Group Inc.
(787) 993-4648

U.S. Contact:
Steven Anreder and Gary Fishman,
Anreder & Company
(212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS STRONG RESULTS FOR THE
FOURTH QUARTER ENDED DECEMBER 31, 2008
SAN JUAN, Puerto Rico, March 10, 2009 – Oriental Financial Group Inc. (NYSE: OFG) today announced results for the fourth quarter and year ended December 31, 2008.
For the quarter, the Group reported income available to common shareholders of $39.2 million, an increase of 176.7% over the year ago quarter’s $14.2 million. Income per common share (basic and diluted) of $1.61 was 172.9% greater than the $0.59 reported in the year ago quarter. Fourth quarter 2008 highlights included:
•	Strong performance in core revenues, with net interest income of $29.8 million or 6.2% higher than in the previous quarter, and banking and financial service revenues of $6.6 million or 5.3% higher than in the previous quarter.
•	Gain of $25.2 million on the sale of securities, as Oriental took advantage of the sharp increase in fair values, the result of the U.S. Treasury’s plan to purchase such securities in the secondary market, combined with reductions in the federal funds target rate, twice in October and once in December. This gain included $14.4 million from the sale on December 31, 2008 of $820.6 million of held-to-maturity (HTM) agency-issued securities. The proceeds from such sale were reinvested after year-end in similar quality agency-issued securities at a higher average yield. The remaining securities in the HTM portfolio were transferred to the available-for-sale (AFS) portfolio on that date.
•	Loss of $2.5 million, representing a provision for mortgage loan tax credits for new homeowners. The credits were instituted by the Commonwealth of Puerto Rico in 2008, but it is now doubtful whether these will be granted.
•	Income tax benefit of $3.2 million, primarily reflecting an increase in the deferred tax asset.
As a result of Oriental’s strong performance, regulatory capital and total common equity improved on a sequential quarter basis, with tier-1 regulatory capital increasing 8.4% to $389.2 million at December 31, 2008, book value per common share increasing 9.8% to $7.86, and Tangible Common Equity to Total Assets increasing to 3.05% from 2.91%.

Commentary and Outlook
Commenting on fourth quarter results and Oriental’s 2009 outlook, José Rafael Fernández, President and Chief Executive Officer, said, “We remain well positioned to benefit from our strategies in the foreseeable future, recognizing the fact that our investment securities portfolio will continue to be affected by conditions in financial markets around the world.”
“Despite the recession in Puerto Rico, we are successfully making inroads with our target clientele, resulting in satisfactory levels of loan production and banking and financial service revenues, considering today’s environment. For the year, total loan production of $290.1 million was up 43% compared to 2007, with increases in originations of 56.5% in residential mortgages and 14.5% in commercial loans, most of which are collateralized by real estate properties.”
“While Puerto Rico also continues to be challenging from a credit point of view, our conservative strategies have minimized our exposure, placing us in a good position going forward. Because of favorable average FICO scores, loan to value ratios and sufficient reserves, even if non-performing loans increase, we expect to continue providing credit to homeowners and businesses in Puerto Rico, while experiencing low net credit losses.”
Fourth Quarter 2008 Income Statement
Net interest income of $29.8 million increased 29.5% from the year ago quarter, reflecting higher overall yield (5.78% versus 5.73%) and average interest-earning assets (up 5.1%) combined with lower average rates paid on deposits and borrowings (4.01% versus 4.42%). Net interest margin increased to 1.98% compared to 1.61% in the year ago quarter. On a tax-equivalent basis, the net interest margin increased to 3.90% as compared to 3.49% in the year ago quarter.
While down from a year ago, total banking and financial service revenues of $6.6 million were up 5.3% sequentially. Recent growth reflects increased mortgage banking revenues due to the securitization and sale of conventional mortgages into the secondary market and increased financial services revenues from brokerage activity. Banking service fees remained relatively stable on a sequential basis as growth in commercial activity offset declines in consumer activity.
Assets under management, which generate recurring fees for the Group’s financial service businesses, stood at $2.9 billion at December 31, 2008, down 5.7% from September 30, 2008. A relatively high proportion of fixed income investments in the mix helped to offset the general decline in equity markets.
Non-interest expenses of $18.7 million increased 10.0% from the year ago quarter and 3.0% sequentially. The efficiency ratio improved to 51.49% from 55.48% in the year ago quarter and 53.03% in the previous quarter.

December 31, 2008 Balance Sheet Highlights
The average balance of the investment securities portfolio was $4.8 billion during the fourth quarter, up 5.4% from the year ago quarter and up slightly from the previous quarter. Approximately 84% of the portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC, or GNMA and U.S. agency senior debt obligations, and thus backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government (82%), and Puerto Rico Government and agency obligations (2%). The remaining 16% consists of non-agency collateralized mortgage obligations (13%), the majority of which are backed by prime fixed-rate residential mortgage collateral, and structured credit investments (3%).
The average balance of the loan portfolio was $1.2 billion during the quarter, up 4.1% from the December 2007 quarter and up slightly from the preceding quarter. Loan production of $68.5 million was up 17.3% from the year ago quarter, as Oriental’s capital levels and low credit losses enabled it to continue prudent lending. Mortgage originations of $55.5 million increased 56.2% year over year and were level quarter over quarter. The average FICO score was 727 and the average loan to value ratio was 80% on the mortgage loans originated in the fourth quarter. While down from a year ago, commercial originations rebounded to the $14.0 million level, up from $10.9 million in the September 2008 quarter, and were in line with the $15 million quarterly range in the first half of 2008.
Total deposits of $1.8 billion increased 43.2% from the year ago quarter and 17.7% from the previous quarter, representing 30.2% of interest bearing liabilities, versus 22.6% at December 31, 2007 and 26.9% at September 30, 2008.
Credit Quality
Non-performing loans of $77.5 million at December 31, 2008 increased 17.2% from the year ago quarter and 12.9% on a sequential basis. Foreclosed properties increased to $9.2 million from $8.2 million at September 30, 2008. Net credit losses for the year rose $323,000, to $4.7 million, representing 0.39% of average loans outstanding versus 0.37% in 2007. The allowance for loan losses stood at $14.3 million (1.16% of total loans) at December 31, 2008, compared to $12.5 million (1.01% of total loans) at September 30, 2008.
Based on historical performance, the Group does not expect non-performing loans to result in significantly higher losses as most are well-collateralized with adequate loan-to-value ratios. The Group follows a sound residential mortgage lending policy, with more than 90% of its residential mortgage loan portfolio consisting of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk generally associated with subprime loans.

Capital
Stockholders’ equity of $259.1 million and total common equity of $191.1 million at December 31, 2008 were $17.1 million higher than September 30, 2008 levels, representing increases of 7.0% and 9.8%, respectively, mainly as a result of the net income for the quarter (less the dividends declared), partially offset by a net decrease in the fair value of the AFS securities portfolio.
The Group maintains capital ratios in excess of regulatory requirements. At December 31, 2008, the Leverage Capital Ratio was 6.38% (1.6 times the minimum of 4.00% and up 40 bps from September 30, 2008); Tier I Risk-Based Capital Ratio was 17.11% (4.3 times the minimum of 4.00% and up 118 bps), and the Total Risk-Based Capital Ratio was 17.73% (2.2 times the minimum of 8.00% and up 124 bps). In dollars, Leverage Capital and Tier I Risk-Based Capital of $389.2 million increased $30.1 million, or 8.4% from September 30, 2008, and Total Risk-Based Capital of $403.5 million increased $31.9 million or 8.6%.
2008 Results
For the year ended December 31, 2008, the Group reported income available to common shareholders of $22.0 million compared to $36.5 million in 2007, with income per common share (diluted) of $0.90 compared to $1.50. Excluding the other than temporarily impairment loss of $55.8 million, net of tax ($2.29 per diluted share), reported in the third quarter of 2008, the Group had income available to common shareholders of $77.8 million, or $3.19 per common share (basic and diluted).
Non-GAAP Financial Measures
From time to time, the Group uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. The Group presents non-GAAP measurements when we believe that the additional information is useful and meaningful to investors. Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measurements is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
We have reported and discussed our results of operations for 2008 herein both with and without the effect of OTTI charges in the September 2008 quarter. We believe that, given the nature of these items, it is useful to state what our results of operations would have been without them so that investors can see the financial trends for our continuing business.

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
Summary of Operations (Dollars in thousands, except per share data):	31-Dec-08	31-Dec-07%		30-Sep-08	31-Dec-08	31-Dec-07%
Interest Income:
Loans	$19,684	$19,940	-1.3%	$19,971	$79,165	$85,802	-7.7%
Investment securities and other	67,352	62,198	8.3%	64,773	259,874	203,562	27.7%

Total interest income	87,036	82,138	6.0%	84,744	339,039	289,364	17.2%

Interest Expense:
Deposits	13,035	13,385	-2.6%	12,202	49,781	52,794	-5.7%
Securities sold under agreements to repurchase	40,459	40,951	-1.2%	40,456	161,363	147,690	9.3%
Other borrowed funds	3,766	4,800	-21.5%	4,045	16,584	15,150	9.5%

Total interest expense	57,260	59,136	-3.2%	56,703	227,728	215,634	5.6%

Net interest income	29,776	23,002	29.4%	28,041	111,311	73,730	51.0%
Provision for loan losses	3,280	2,486	31.9%	1,950	8,860	6,550	35.3%

Net interest income after provision for loan losses	26,496	20,516	29.1%	26,091	102,451	67,180	52.5%

Non-Interest Income:
Financial service revenues	3,985	4,666	-14.6%	3,756	16,481	17,295	-4.7%
Banking service revenues	1,398	1,861	-24.9%	1,406	5,726	7,862	-27.2%
Investment banking revenues	—	13	0.0%	200	950	126	654.0%
Mortgage banking activities	1,224	1,159	5.6%	910	3,685	2,401	53.5%

Total banking and financial service revenues	6,607	7,699	-14.2%	6,272	26,842	27,684	-3.0%
Net gain (loss) on:
Sales of securities	25,162	2,594	870.0%	386	35,070	2,953	1087.6%
Other than temporary impairments	—	—	0.0%	(58,804)	(58,804)	—	-100.0%
Derivatives	304	2,459	-87.6%	(5,522)	(12,943)	10,997	-217.7%
Mortgage tax credits	(2,480)	—	-100.0%	—	(2,480)	—	-100.0%
Other investments	16	24	-33.3%	16	148	1,174	-87.4%
Trading securities	19	23	-17.4%	(31)	(13)	23	-156.2%
Foreclosed real estate	(218)	(358)	39.1%	58	(670)	(349)	-92.0%
Other	1	—	100.0%	609	608	20	2940.0%

Total non-interest income (loss), net	29,411	12,441	136.4%	(57,016)	(12,242)	42,502	-128.8%

Non-Interest Expenses:
Compensation and employee benefits	7,291	7,154	1.9%	7,742	30,572	28,376	7.7%
Occupancy and equipment	3,630	3,243	11.9%	3,561	13,843	12,624	9.7%
Professional and service fees	2,599	1,845	40.9%	2,457	9,203	7,161	28.5%
Advertising and business promotion	1,213	1,492	-18.7%	847	3,970	4,472	-11.2%
Taxes, other than payroll and income taxes	652	608	7.2%	644	2,514	2,151	16.9%
Insurance	622	210	196.2%	618	2,421	848	185.5%
Electronic banking charges	484	479	1.0%	428	1,726	1,826	-5.5%
Loan servicing expenses	361	328	10.1%	352	1,383	1,740	-20.5%
Clearing and wrap fees expenses	349	73	378.1%	294	1,250	1,070	16.8%
Communication	328	301	9.0%	314	1,292	1,302	-0.8%
Directors and investor relations	305	495	-38.4%	273	1,159	2,103	-44.9%
Other	901	804	12.1%	667	3,409	3,187	7.0%

Total non-interest expenses	18,735	17,032	10.0%	18,197	72,742	66,860	8.8%

Income (loss) before income taxes	37,172	15,925	133.4%	(49,122)	17,467	42,822	-59.2%
Income tax expense (benefit)	(3,240)	551	-688.0%	(4,226)	(9,323)	1,558	-698.4%

Net income (loss)	40,412	15,374	162.9%	(44,896)	26,790	41,264	-35.1%
Less: Dividends on preferred stock	(1,201)	(1,201)	—	(1,200)	(4,802)	(4,802)	—

Income available (loss) to common shareholders	$39,211	$14,173	176.7%	$(46,096)	$21,988	$36,462	-39.7%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
(Dollars in thousands, except per share data):	31-Dec-08	31-Dec-07%		30-Sep-08	31-Dec-08	31-Dec-07%
INCOME (LOSS) PER COMMON SHARE
Basic	$1.61	$0.59	172.9%	($1.90)	$0.91	$1.50	-39.3%

Diluted	$1.61	$0.59	172.9%	($1.89)	$0.90	$1.50	-40.0%

COMMON STOCK DATA
Average common shares outstanding	24,295	24,120	0.7%	24,292	24,260	24,326	-0.3%
Average potential common shares-options	16	34	-52.9%	82	67	41	63.4%

Total average shares outstanding and equivalents	24,311	24,154	0.6%	24,384	24,327	24,367	-0.2%

Cash dividends per share of common stock	$0.14	$0.14	—	$0.14	$0.56	$0.56	—

Cash dividends declared on common shares	$3,402	$3,377	0.7%	$3,404	$13,608	$13,612	0.0%

Pay-out ratio	8.70%	23.73%	-63.3%	-7.37%	61.54%	37.33%	64.9%

SELECTED FINANCIAL DATA
PERFORMANCE RATIOS:
Return on average assets	2.57%	1.04%	147.10%	-2.99%	0.43%	0.76%	-43.4%

Return on average common equity	99.67%	20.07%	396.6%	-88.58%	9.51%	13.52%	-29.7%

Efficiency ratio	51.49%	55.48%	-7.2%	53.03%	52.65%	65.93%	-20.1%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.78%	5.73%	0.9%	5.67%	5.68%	5.66%	0.4%
Tax equivalent adjustment	1.92%	1.89%	1.6%	1.87%	1.88%	1.89%	-0.5%

Interest-earning assets — tax equivalent	7.70%	7.62%	1.0%	7.54%	7.56%	7.55%	0.1%
Interest-bearing liabilities	4.01%	4.42%	-9.3%	4.04%	4.06%	4.47%	-9.2%

Tax equivalent interest rate spread	3.69%	3.20%	15.3%	3.50%	3.50%	3.08%	13.6%

Tax equivalent interest rate margin	3.90%	3.49%	11.7%	3.74%	3.74%	3.33%	12.3%

NORMAL SPREAD
Investments	5.62%	5.47%	2.7%	5.45%	5.46%	5.18%	5.4%
Loans	6.39%	6.74%	-5.2%	6.52%	6.52%	7.26%	-10.2%

Interest-earning assets	5.78%	5.73%	0.9%	5.67%	5.68%	5.66%	0.4%

Deposits	3.35%	4.77%	-29.8%	3.41%	3.54%	4.42%	-19.9%
Borrowings	4.25%	4.32%	-1.6%	4.26%	4.24%	4.49%	-5.6%

Interest-bearing liabilities	4.01%	4.42%	-9.3%	4.04%	4.06%	4.47%	-9.2%

Interest rate spread	1.77%	1.31%	35.1%	1.63%	1.62%	1.19%	36.1%

Interest rate margin	1.98%	1.61%	23.0%	1.88%	1.86%	1.44%	29.2%

AVERAGE BALANCES
Investments	$4,791,032	$4,546,758	5.4%	$4,756,244	$4,759,824	$3,927,849	21.2%
Loans	1,231,864	1,182,799	4.1%	1,224,318	1,213,401	1,181,061	2.7%

Interest-earning assets	$6,022,896	$5,729,557	5.1%	$5,980,562	$5,973,225	$5,108,910	16.9%

Deposits	$1,554,648	$1,121,800	38.6%	$1,433,129	$1,405,929	$1,193,121	17.8%
Borrowings	4,159,521	4,232,917	-1.7%	4,179,005	4,196,693	3,628,937	15.6%

Interest-bearing liabilities	$5,714,169	$5,354,717	6.7%	$5,612,134	$5,602,622	$4,822,058	16.2%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Dec-08	31-Dec-07%		30-Sep-08
BALANCE SHEET

Cash and due from banks	$66,372	$88,983	-25.4%	$40,382

Interest-earning assets:
Investments:
Trading securities	256	1,122	-77.2%	1,061
Investment securities available-for-sale, at fair value with amortized cost of $4,052,574 (December 31, 2007-$3,063,763; September 30, 2008-$3,403,608)	3,921,958	3,069,282	27.8%	3,307,820
Investment securities held-to-maturity, at amortized cost with fair value at December 31, 2007-$1,478,112 and September 30, 2008-$1,171,853	—	1,492,887	-100.0%	1,191,671
Federal Home Loan Bank (FHLB) stock, at cost	21,013	20,658	1.7%	19,812
Other investments	150	1,662	-91.0%	150

Total investments	3,943,377	4,585,610	-14.0%	4,520,514

Loans:
Mortgage loans	1,000,076	989,487	1.1%	1,003,022
Commercial loans	187,077	157,198	19.0%	177,687
Consumer loans	23,054	29,245	-21.2%	23,832

Loans receivable, gross	1,210,207	1,175,930	2.9%	1,204,541
Less: Deferred loan fees, net	(3,364)	(2,875)	-17.0%	(3,389)

Loans receivable	1,206,843	1,173,055	2.9%	1,201,152
Allowance for loan losses	(14,293)	(10,161)	-40.7%	(12,466)

Loans receivable, net	1,192,550	1,162,894	2.6%	1,188,686
Mortgage loans held for sale	26,562	16,672	59.3%	31,152

Total loans, net	1,219,112	1,179,566	3.4%	1,219,838

Total interest-earning assets	5,162,489	5,765,176	-10.5%	5,740,352

Securities sold but not yet delivered	834,976	—	100.0%	4,857
Accrued interest receivable	43,914	52,315	-16.1%	38,104
Deferred tax asset, net	28,463	10,362	174.7%	22,577
Premises and equipment, net	21,184	21,779	-2.7%	20,911
Investment in equity indexed options	12,801	40,709	-68.6%	13,548
Foreclosed real estate	9,162	4,207	117.8%	8,220
Mortgage tax credits	5,047	69	7214.5%	6,439
Prepaid expenses	3,433	2,645	29.8%	4,516
Servicing asset	2,819	2,526	11.6%	3,004
Goodwill	2,006	2,006	—	2,006
Investment in statutory trust	1,086	1,086	—	1,086
Accounts receivable and other assets	9,535	7,992	19.3%	8,664

Total assets	$6,203,287	$5,999,855	3.4%	$5,914,666

Interest-bearing liabilities:
Deposits:
Non-interest bearing demand deposits	$53,165	$49,998	6.3%	$56,883
Interest-bearing demand deposits	400,633	69,154	479.3%	395,188
Savings accounts	50,152	387,790	-87.1%	59,250
Individual retirement accounts	286,691	317,744	-9.8%	285,635
Retail certificates of deposit	296,937	232,239	27.9%	272,383

Total Retail Deposits	1,087,578	1,056,925	2.9%	1,069,339
Wholesale certificates of deposit	697,722	189,495	268.2%	448,450

Total deposits	1,785,300	1,246,420	43.2%	1,517,789

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Dec-08	31-Dec-07%		30-Sep-08
Borrowings:
Federal funds purchased and other short term borrowings	29,193	27,460	6.3%	41,026
Securities sold under agreements to repurchase	3,761,121	3,861,411	-2.6%	3,770,755
Advances from FHLB	308,442	331,898	-7.1%	281,724
Subordinated capital notes	36,083	36,083	—	36,083

Total borrowings	4,134,839	4,256,852	-2.9%	4,129,588

Total interest-bearing liabilities	5,920,139	5,503,272	7.6%	5,647,377

Securities purchased but not yet received	398	111,431	-99.6%	—
Accrued expenses and other liabilities	23,682	25,691	-7.8%	25,271

Total liabilities	5,944,219	5,640,394	5.4%	5,672,648

Preferred Equity	68,000	68,000	—	68,000

Common Equity:
Common stock	25,738	25,557	0.7%	25,738
Additional paid-in capital	212,626	210,073	1.2%	212,511
Legal surplus	43,016	40,573	6.0%	40,573
Retained earnings	51,233	45,296	13.1%	17,868
Treasury stock, at cost	(17,109)	(17,023)	-0.5%	(17,142)
Accumulated other comprehensive loss	(124,436)	(13,015)	-856.1%	(105,530)

Total common equity	191,068	291,461	-34.4%	174,018

Stockholders’ equity	259,068	359,461	-27.9%	242,018

Total liabilities and stockholders’ equity	$6,203,287	$5,999,855	3.4%	$5,914,666

CAPITAL RATIOS
Leverage Capital Ratio	6.38%	6.69%	-4.60%	5.98%
Minimum Leverage Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Capital	$389,235	$396,309	-1.8%	$359,165
Minimum Tier 1 Capital Required	$244,101	$236,847	3.1%	$240,281

Tier 1 Risk-Based Capital Ratio	17.11%	18.59%	-8.0%	15.93%
Minimum Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Risk-Based Capital	$389,235	$396,309	-1.8%	$359,165
Minimum Tier 1 Risk-Based Capital Required	$91,022	$85,292	6.7%	$90,168

Total Risk-Based Capital Ratio	17.73%	19.06%	-7.0%	16.49%
Minimum Total Risk-Based Capital Ratio Required	8.00%	8.00%		8.00%
Actual Total Risk-Based Capital	$403,528	$406,470	-0.7%	$371,631
Minimum Total Risk-Based Capital Required	$182,044	$170,583	6.7%	$180,336

Tangible Total Equity to Total Assets	4.14%	5.96%	-30.5%	4.06%
Tangible Common Equity to Total Assets	3.05%	4.82%	-36.7%	2.91%

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	24,296	24,121	0.7%	24,292

Book value per common share	$7.86	$12.08	-34.9%	$7.16

Trust Assets Managed	$1,706,286	$1,962,226	-13.0%	$1,839,702
Broker-Dealer Assets Gathered	1,195,739	1,281,168	-6.7%	1,236,760

Total Assets Managed	2,902,025	3,243,394	-10.5%	3,076,462
Assets owned	6,203,287	5,999,855	3.4%	5,914,666

Total financial assets managed and owned	$9,105,312	$9,243,249	-1.5%	$8,991,128

Number of financial centers	23	24	-4.2%	24

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
	31-Dec-08	31-Dec-07%		30-Sep-08	31-Dec-08	31-Dec-07%
(Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$53,658	$35,154	52.6%	$56,109	$229,895	$146,920	56.5%
Mortgage loans purchased	1,858	389	377.6%	—	7,031	101,630	-93.1%

Total mortgage	55,516	35,543	56.2%	56,109	236,926	248,550	-4.7%

Commercial	14,000	21,758	-35.7%	10,894	55,802	48,745	14.5%
Consumer	814	1,470	-44.6%	947	4,415	7,201	-38.7%

Total loan production and purchases	$70,330	$58,771	19.7%	$67,950	$297,143	$304,496	-2.4%

CREDIT DATA
Net credit losses:
Mortgage	$850	$740	14.9%	$648	$1,977	$2,014	-1.8%
Commercial	225	12	1775.0%	54	407	253	60.9%
Consumer	379	628	-39.6%	667	2,344	2,138	9.6%

Total net credit losses	$1,454	$1,380	5.4%	$1,369	$4,728	$4,405	7.3%

Net credit losses to average loans outstanding	0.47%	0.47%	0.0%	0.45%	0.39%	0.37%	5.40%

	AS OF
	31-Dec-08	31-Dec-07%		30-Sep-08
Allowance for loan losses	$14,293	$10,161	40.70%	$12,466

Allowance coverage ratios:
Allowance for loan losses to total loans	1.16%	0.85%	36.47%	1.01%

Allowance for loan losses to non-performing loans	18.45%	15.37%	20.00%	18.16%

Allowance for loan losses to non-residential non-performing loans	239.90%	314.39%	-23.70%	301.99%

Non-performing assets summary:
Mortgage	$71,531	$62,878	13.80%	$64,513
Commercial	5,186	2,413	114.90%	3,308
Consumer	772	818	-5.60%	820

Non-performing loans	77,489	66,109	17.20%	68,641
Foreclosed real estate	9,162	4,207	117.80%	8,220

Non-performing assets	$86,651	$70,316	23.20%	$76,861

Non-performing loans to total loans	6.28%	5.56%	12.90%	5.57%

Non-performing loans to total assets	1.25%	1.10%	13.60%	1.16%

Non-performing assets to total assets	1.40%	1.17%	19.70%	1.30%

Non-performing assets to total capital	33.45%	19.56%	71.00%	31.76%

About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 45th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 23 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
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